Exhibit 10(m)

AGREEMENT

This is an agreement between Robert J. Angerer, Sr. (Angerer) and Coastal Caribbean Oils and Minerals, Ltd. (CCO).

1.	Angerer agrees to pay $130,000 of operational costs to complete the Federal 1-19A Well in Valley County, Montana, and agrees to pay $30,000 to CCO by Tuesday, October 12, 2011.

2.	Angerer will pay the $130,000 costs on site and will provide to CCO copies of the invoices and checks for this work. If the total of these invoices is less than $130,000 Angerer will pay the difference to CCO. If the total of these costs for the operational costs to complete the Federal 1-19A Well exceed the allocated $130,000, Angerer will pay the vendors.

3.	The well is operated by CPC and it will be operated as such during this completion procedure. CCO will file a sundry notice with the BLM as soon as possible.

4.	Angerer will have the option to advance $25,000 to pay the rentals on November 1, 2011.

5.	Angerer will have a second option to advance $815,000 on or before January 31, 2012.

6.	CCO will deliver Rule 144 common stock to Angerer in exchange for the above cash payments, with the price of the stock of $.036/share for all of the payments of cash to CCO or on its behalf. Thus,

A.	The initial payment of $160,000 would yield 4,444,444 shares of common stock. In the event of an overrun of the $130,000 allocated for the operational costs to complete the Federal 1-19A Well, the number of shares of common stock shall be increased at the same rate per share.

B.	The payment of the option on the $25,000 for November 1, 2011 would yield 694,444 shares of common stock.

C.	The payment of the option on the $815,000 for January 31, 2012 would yield 22,638,888 shares of common stock.

D.	The total common shares if all options are exercised would be 27,807,776 which is below the authorized number of shares remaining.

7.	Angerer will earn no interest in the Federal 1-19A Well, apart from his ownership interest in CCO shares that he now owns or which he will earn by his investment under this Agreement.

/s/ Robert J. Angerer, Sr.	/s/ Phillip W. Ware
Robert J. Angerer, Sr.	Phillip W. Ware, President
Coastal Caribbean Oils and Minerals, Ltd.